Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

PREMIER BRANDS, INC.

PROMISSORY NOTE

Date of Issuance: _____________	Principal Amount: $ _____________

FOR VALUE RECEIVED Premier Brands, Inc., a Wyoming corporation (the “Company”), promises to pay to _____________ (“Holder”), or its registered assigns, the principal sum of _____________ Dollars ($_____________) (as reduced pursuant to the terms hereof pursuant to prepayment, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, prepayment or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date, acceleration, conversion, prepayment or otherwise (in each case in accordance with the terms hereof).

Section 1.               Payment of Principal.  On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid late charges on such Principal and Interest.  For purposes of this Note, “Maturity Date” means _____________.

Section 2.              Interest; Interest Rate.  Interest on this Note shall commence accruing on the Issuance Date at the Interest Rate (as defined below) on the outstanding Principal amount from time to time and shall be computed on the basis of a 365-day year and shall compound each calendar quarter and shall be payable in accordance with the terms of this Note and shall be payable to the Holder of this Note on the Maturity Date.  For purposes of this Note, “Interest Rate” means ten percent (10%) per annum.

Section 3.               Payment.  Payments due hereunder shall be made in lawful tender of the United States.  All payments due hereunder shall be made by the Company to Holder at the address set forth in Section 17 below, or at such other place as the Holder may from time to time designate in writing.

Section 4.               Conversion Right.

(a)           Subject to other provisions of Section 4 hereof, at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into validly issued, fully paid and non-assessable shares of the Company’s common stock, par value per share $0.001 (the “Common Stock”) at the Conversion Rate (as defined below) (the “Conversion Shares”) by (i) delivering written notice to the Company that such Holder elects to exercise the conversion right pursuant to this Section 4(a) and specifying the Conversion Amount to be converted and the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued (the “Conversion Notice”); and (ii)  surrendering this Note to the Company.  For purpose of this Note, “Conversion Amount” means the portion of the Principal to be converted plus all accrued and unpaid Interest with respect to such portion of the Principal and accrued and unpaid late charges with respect to such portion of such Principal and such Interest, if any.  For purposes of this Note, “Conversion Rate” means the number of shares of Common Stock issuable upon conversion of any Conversion Amount determined by dividing (x) such Conversion Amount by (y) fifty percent (50%) (the “Discount”) of the lowest closing bid price for the Company’s Common Stock, during the twenty (20) trading days immediately preceding a Conversion Date (as defined below), as reported by Bloomberg (the “Lowest Closing Bid Price”); provided however, that if the Company’s Common Stock becomes chilled by Deposit Trust Corporation (DTC) at the time of the Conversion Notice, the Discount shall be forty five percent (45%) (the “Initial Conversion Price”); The Initial Conversion Price shall be adjusted, if the closing bid price for the Company’s Common Stock on the Clearing Date (as defined below) (the “Clearing Date Closing Bid Price”) is lower than the Lowest Closing Bid Price, as such that the Lowest Closing Bid Price is replaced by the Clearing Date Closing Bid Price (the “Adjusted Conversion Price”, together with the Initial Conversion Price, the “Conversion Price”); The Conversion Price is subject to adjustment for stock splits or dividends paid on Common Stock and in shares of Common Stock; The maximum amount of the Conversion Price shall not exceed $0.007 per share, subject to adjustment as provided herein. For purpose of this Note, the “Clearing Date” means the date on which the Conversion Shares are deposited into the Holder’s brokerage account and the Holder’s broker has confirmed that the Holder may execute trades of such Conversion Shares.

(b)           As soon as practicable after receipt of the Conversion Notice and the surrender of this Note for such shares of Common Stock (the “Conversion Date”), the Company shall issue and deliver to such Holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable to such Holder on such conversion in accordance with the provisions hereof.  The Company shall not issue any fraction of a share of Common Stock upon any conversion.  If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.

(c)           In the event of a partial conversion of this Note pursuant hereto, the Company shall issue a new Note to the Holder.  Such new Note (i) shall be of like tenor with this Note, (ii) shall have a principal amount equal to the Principal of this Note less the Conversion Amount set forth in the applicable Conversion Notice, (iii) shall have an issuance date, as indicated on the face of such new Note which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Note.

(d)           Each conversion exercised in accordance with this Section 4 shall be deemed to have been effected immediately prior to the close of business on the Conversion Date.

(e)           The Company shall not effect conversion  of any Conversion Amount, and a Holder shall not have the right to convert any portion of this Conversion Amount, pursuant to Section 4 or otherwise, to the extent that after giving effect to such issuance after conversion as set forth on the applicable Conversion Notice, the Holder (together with the Holder’s affiliates, and any other persons acting as a group together with the Holder or any of the Holder’s affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted portion of Conversion Amount beneficially owned by the Holder or any of its affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other  Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 4(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  To the extent that the limitation contained in this Section 4(e) applies, the determination of whether the Conversion Amount is exercisable (in relation to other securities owned by the Holder together with any affiliates) and of which portion of the Conversion Amount is exercisable shall be in the sole discretion of the Holder, and the submission of a Conversion Notice shall be deemed to be the Holder’s determination of whether the Conversion Amount is convertible (in relation to other securities owned by the Holder together with any affiliates) and of which portion of the Conversion Amount is convertible, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.  The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Conversion Amount.  The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Conversion Amount held by the Holder and the provisions of this Section 4(e) shall continue to apply.  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.  The limitations contained in this paragraph shall apply to a successor holder of this Note.”

(f)    If the Company, at any time while the conversion right provided in Section (4) herein, is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion under this Note), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 4(4) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.”

Section 5.               Events of Default.  The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)           The Company shall fail to pay any principal payment, interest or other payment required under the terms of this Note within sixty (60) days of the due date thereof;

(b)           The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing;

(c)           Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within ninety (90) days of commencement; or

Section 6.               Notice of Default; Cure; Remedies.  Upon an Event of Default, the Holder shall deliver written notice of the Event of Default to the Company in accordance with Section 17 hereof (a “Default Notice”).  The Company shall have the right to cure, within the thirty (30) days following the Company’s receipt of a Default Notice (the “Cure Period”), any Event of Default.  If the Company fails to cure an Event of Default within the Cure Period, then fifteen (15) days following the end of the Cure Period Holder may declare all outstanding obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived and, in addition to the foregoing remedies, the Holder may exercise any other right, power or remedy granted to it or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

Section 7.               Expenses.  Upon the occurrence or existence of an uncured Event of Default, and after the Cure Period has elapsed, Holder shall be entitled to recover from the Company all of Holder’s costs of collection, including without limitation, the Holder’s reasonable attorneys’ fees (whether incurred in connection with any judicial, bankruptcy, reorganization, administrative, appeals or other proceedings and whether such fees or expenses arise before proceedings are commenced or after entry of any judgment), and all other costs or expenses incurred in connection therewith.

Section 8.               No Voting or Dividend Rights; Limitation of Liability.  Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a member of the Company or any other matters or any rights whatsoever as a member of the Company.  No dividends shall be payable or accrued in respect of this Note, the interest represented hereby or the underlying securities until, and only to the extent that, the conversion rights of this Note shall have been exercised.

Section 9.               Maximum Interest.  Notwithstanding any other provisions of this Note, any interest, fees, or charges payable by reason of the indebtedness evidenced by this Note shall not exceed the maximum permitted by law.

Section 10.             Successors and Assigns.  The Company may not sell, transfer or otherwise dispose of this Note without the prior written consent of the Holder.  The rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

Section 11.             Construction; Headings.  This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

Section 12.             Severability.  Any provision of this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

Section 13.             Cancellation.  After all principal, accrued interest, late charges and other amounts at any time owed on this Note have been converted or paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

Section 14.             Amendments; Waivers.  Any term of this Note may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser.

1.1           Notices.  All notices, requests, demands and other communications under this Note shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, on the first business day after delivery thereof to a recognized overnight delivery service for next day delivery with all charges prepaid or billed to the account of the sender, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

(a)           If to the Company:

Premier Brands, Inc.
4364 Bonita Road, No. 424,
Bonita, California 91902

Attn:  President

(b)           If to the Holder:

_____________________
__________________
__________________
Attention:  _______

or to such other address as either party shall have specified by notice in writing given to the other party.

Section 15.             Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Note shall be governed by, and construed in accordance with, the internal laws of the State of Wyoming without regard to the choice of law principles thereof.  Each of the Company and the Holder irrevocably submits to the exclusive jurisdiction of the courts of the State of Wyoming for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on the Company and the Holder, as applicable, anywhere in the world by the same methods as are specified for the giving of notices under the Purchase Agreement.  Each of the Company and the Holder irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each of the Company and the Holder irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE COMPANY AND THE HOLDER WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS NOTE AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

[Signature Follows On Next Page]

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

PREMIER BRANDS, INC.

By:
Name:	Jorge Olson
Title:	President and Chief Executive Officer